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                                                                  Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated August 6, 1997 (except with respect to the increase in authorized shares discussed in Note 1, as to which the date is September 11, 1997) included in Best Software, Inc.'s Form S-1 Registration No. 333-33275 and to all references to our Firm included in this registration statement.

                                               /s/ Arthur Andersen LLP
                                               Arthur Andersen LLP

Washington, D.C.
December 26, 1997